Filed Pursuant to Rule 424(b)(3)

File No. 333- 147762

PROSPECTUS SUPPLEMENT NO. 2

(To Prospectus dated December 18, 2007)

EDAP TMS S.A.

Ordinary Shares in the form of Ordinary Shares or American Depositary Shares

This Prospectus Supplement No. 2 amends and supplements our prospectus dated December 18, 2007 (the “Prospectus”) and should be read in conjunction with, and must be delivered with the Prospectus.

Shares of our Common Stock Issuable as Payment of Interest on Debentures

On September 2, 2008, we formally notified the holders of our outstanding 9% Senior Convertible Debentures due 2012 (the “Debentures”) that all of the interest payable under the Debentures on October 1, 2008, and on each interest payment date thereafter shall be paid in shares of our common stock. Our election to pay interest under the Debentures in shares of common stock will apply to all future interest payment dates until a revised notice is sent to the holders of the Debentures.

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The date of this Prospectus Supplement is September 2, 2008.